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                                                                   Exhibit 3(i)


                      RESTATED CERTIFICATE OF INCORPORATION
                             OF BIOPURE CORPORATION
                     PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

     Biopure Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Biopure Corporation (the "Corporation"). The Corporation was originally incorporated under the name Biopure Fine Chemicals, Inc., which name was changed to "Biopure Corporation" on October 31, 1985. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 30, 1984 and was restated on November 14, 1997.

     2. This Restated Certificate of Incorporation restates and further amends the Restated Certificate of Incorporation of the Corporation and has been adopted and approved in accordance with Sections 242 and 245 of the General Corporation Laws of the State of Delaware.

     3. The text of the Restated Certificate of Incorporation as heretofore amended is hereby amended and restated to read in its entirety as follows:

     A.   FIRST: NAME. The name of the Corporation is:

                               Biopure Corporation

     B. SECOND: REGISTERED AGENT. The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware and the registered agent's name is the Corporation Service Company.

     C. THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     D. FOURTH: CAPITALIZATION. The total number of shares of capital stock which the Corporation shall have authority to issue is 49,000,179 shares, divided into two classes. The total authorized number of shares of common stock is 40,000,179, consisting of 40,000,000 shares of Class A Common Stock, par value $0.01 ("Common Stock"), and 179 shares of Class B Common Stock, par value $1.00 ("Class B Common Stock"). The total authorized number of shares of preferred stock ("Preferred Stock") is 9,000,000 shares, par value $.01 per share, of which 346,663 shares are designated Series A Convertible Preferred Stock ("Series A Preferred Stock"), 2,358,490 shares are designated Series B Convertible Preferred Stock ("Series B Preferred Stock") 2,830,188 shares are designated Series C Convertible Preferred Stock ("Series C Preferred Stock") and 3,333,333 shares are designated Series D Convertible Preferred Stock ("Series D Preferred Stock").


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     Except as otherwise provided herein with respect to the Series A Preferred
Stock, the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock, and subject to any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock in any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the voting power entitled to vote generally in the election of directors, without a vote of the holders of Preferred Stock of such series, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

     The powers, preferences and rights of the shares of the Common Stock, the Class B Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and the qualifications, limitations or restrictions thereof, are as follows:

     4.1. COMMON STOCK

          4.1.1. Except as otherwise required by law and subject to the voting rights of the holders of Preferred Stock, the holders of Common Stock are entitled at all times to one vote per share on all matters to be voted on by the Corporation's stockholders.

          4.1.2. The holders of the Common Stock are entitled to receive dividends when and as dividends on the Common Stock are declared by the Board of Directors.

     4.2. CLASS B COMMON STOCK

          4.2.1. DIVIDENDS. The holders of the Class B Common Stock shall not be entitled to receive dividends.

          4.2.2. VOTING RIGHTS. The holders of the Class B Common Stock shall have no right as such holders to vote at or participate in any meeting of stockholders of the Corporation or to receive any notice of such meeting, except as required by law.

          4.2.3. DISTRIBUTION OF ASSETS. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and after all amounts to which the holders of Preferred Stock have been paid or set aside in cash for payment, the holders of Class B Common Stock will be entitled to receive on a PARI PASSU basis with the holders of Common Stock all of the remaining assets of the Corporation available for distribution to holders of its Common Stock. For purposes of determining the portion of such remaining assets to be received


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by holders of the Class B Common Stock, shares of Class B Common Stock shall be deemed to have been converted into a number of shares of Common Stock to be determined by multiplying the Share Limit by the Class B Liquidation Ratio.

          4.2.4. CONVERSION. All outstanding shares of Class B Common Stock shall be automatically converted into shares of Common Stock at the time and on the terms set forth below.

               (a) Upon receipt by the Corporation of the Determination, all shares of Class B Common Stock shall, subject to adjustment as provided in subparagraph (b) below, be automatically converted into that number of shares of Common Stock equal to the product of the Exchange Rate (based on the Fair Market Value per share of Common Stock as set forth in the Determination) and the Class B Conversion Value provided that the aggregate number of shares of Common Stock issued pursuant to this provision shall not exceed an amount equal to the product of the Class B Conversion Ratio and the Share Limit.

               If each outstanding share of the Class B Common Stock is so automatically converted, it shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of any shares of the Class B Common Stock unless certificates evidencing such shares of the Class B Common Stock are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Class B Common Stock, the holders of the Class B Common Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Class B Common Stock or the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Class B Common Stock surrendered were converted on the date on which the Determination was received by the Corporation.

               (b)  Any conversion of Class B Common Stock under subparagraph
(a) shall be subject to adjustment as described below. In the event that the Corporation shall (i) declare a dividend or make a distribution on Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide outstanding shares of Common Stock into a greater number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing Corporation), then if the record date, in the case of such a dividend or distribution, or the effective date, in the case of such a subdivision, combination or reclassification, is after the 30th day after PLA and ELA


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Approval, then the holder shall be entitled to receive upon conversion of its shares of Class B Common Stock pursuant to paragraph (a) above the aggregate number and kind of shares which, if such conversion had been made at the Exchange Rate and subject to the Share Limit in effect immediately prior to such event, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

               (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of the Class B Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purpose.

          4.2.5. DEFINITIONS.

          "Class B Conversion Ratio" means a fraction, the numerator of which shall be 24.574 plus the number of shares of Class B Common Stock held by the holders and the denominator of which shall be 225.

          "Class B Conversion Value" means the multiplicative product of (x)
24.574 plus the number of outstanding shares of Class B Common Stock and (y) $1 million.

          "Class B Liquidation Ratio" means a fraction, the numerator of which shall be the number of shares of Class B Common Stock held by the holders and the denominator of which shall be 225.

          "Determination" means the determination by the Qualified Arbitrator of the Fair Market Value of the Corporation as of the 30th day following PLA and ELA Approval pursuant to a Determination Process which shall commence on the 30th day following PLA and ELA Approval.

          "Determination Process" means the following process through which the Determination shall be made:

               (a) On or before the 40th day following PLA and ELA Approval, the Corporation and the holder of the Class B Common Stock (the "Parties") shall agree on the appointment of a Qualified Arbitrator and such Qualified Arbitrator shall within 60 days further make the Determination, provided, however, that:


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                    (i)  if the Parties shall not agree on the appointment of a
Qualified Arbitrator as aforesaid, the Parties shall each appoint a disinterested third party as its representative on or before such 40th day following PLA and ELA Approval and the representatives thus appointed shall appoint a Qualified Arbitrator, and such Qualified Arbitrator shall be instructed to make the determination within 30 days;

                    (ii) if either Party shall have failed to appoint a representative as aforesaid, the first representative appointed shall appoint the Qualified Arbitrator;

                    (iii) if the two representatives appointed by the Parties shall be unable to agree upon the appointment of the Qualified Arbitrator within 15 days of their appointment, they shall give notice of such failure to agree to the Parties and, either of the Parties upon notice to the other Party may apply for such appointment to the Chancery Court of Delaware; and

                    (iv) in the event of the failure, refusal or inability of the Qualified Arbitrator to act, a new Qualified Arbitrator shall be appointed in its stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the Qualified Arbitrator.

               (b) The Qualified Arbitrator shall give notice to the Parties stating its determination, and shall furnish to each a copy of such determination signed by it. Such Determination, absent manifest error, shall be binding.

          "Exchange Rate" means at any time of determination the amount determined in accordance with the following formula:

                                        1
                   -------------------------------------------
                   Fair Market Value per Share of Common Stock

          "Fair Market Value per Share of Common Stock" means the Determination of the fair market value of the Company divided by 20,453,287 adjusted to the same extent of any adjustments pursuant to the definition of "Share Limit," being the number of shares, as of January 20, 1997, of Common Stock on a fully diluted basis that gives effect to any outstanding options, warrants, rights or securities convertible into or exercisable for Common Stock, and agreements to issue any such securities or rights, in each case, to the extent that such issuance would have a dilutive effect on such fair market value after also taking into account any exercise price payable in connection with the exercise thereof; provided, that if the product of the "Fair Market Value per Share of Common Stock" and the aggregate number of shares of Common Stock outstanding and issuable pursuant to any options, warrants, rights and agreements described above (the "Aggregate Biopure Common Equity Value") is more than $3,000,000,000, then the "Fair Market Value per Share of Common Stock" shall be deemed to be such amount as would cause the Aggregate Biopure Common Equity Value to be $3,000,000,000.


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          "Hemopure" means a bovine hemoglobin source Blood Product known as
Hemopure developed for clinical use by the Corporation which is the subject of pending United States and foreign patent applications.

          "PLA and ELA Approval" means receipt of all regulatory approvals required for the development, production, use, lease, sale, license, sublicense and other disposition of Hemopure for the sale and distribution of Hemopure for in vivo use as an oxygen transport material in humans in the United States.

          "Qualified Arbitrator" means an investment banking or appraisal firm of nationally recognized standing having the knowledge and experience necessary to make the Determination selected in accordance with the procedures set forth in the definition of Determination Process above.

          "Share Limit" means, at the time of the Determination, 3,017,700, subject to adjustment as follows: In the event that the Corporation shall on or after January 20, 1997 (i) declare a dividend or make a distribution on Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) and set a record date for such dividend or distribution as a date prior to the date on which the Corporation receives the Determination, (ii) subdivide outstanding shares of Common Stock into a greater number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing Corporation), then the Share Limit in effect immediately prior to such event shall automatically be adjusted immediately after the record date, in the case of such a dividend or distribution, or the effective date, in the case of such a subdivision, combination or reclassification, to be such aggregate number of shares of Common Stock that a holder of a number of shares of Common Stock equal to the Share Limit in effect immediately prior to such event, would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

     4.3. SERIES A PREFERRED STOCK

          4.3.1. DIVIDENDS. Subject to Sections 4.4.4(b), 4.5.4(b) and 4.6.4(b) hereof, the holders of outstanding shares of Series A Preferred Stock shall participate equally, share for share, with the holders of shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other class or series of stock of the Corporation authorized after June 20, 1997 entitled to receive payment of dividends and entitled to receive assets on liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (such stock, with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the "Parity Stock"), in all dividends and distributions payable out of funds legally available therefor (except as otherwise provided in Section 4.3.2), if and when declared by the Board of Directors, except that the holder of each


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share of Series A Preferred Stock shall be entitled to receive dividends and distributions in the amount payable in respect of the number of shares of Common Stock into which such Series A Preferred Stock could be converted, pursuant to the provisions of Section 4.3.4 hereof, on the record date for the dividend or distribution on Common Stock.

          4.3.2. LIQUIDATION, DISSOLUTION OR WINDING UP.

               (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock before any distribution or payment shall be made to the holders of Common Stock and Class B Common Stock (the "Corporation Assets"), an amount equal to the GREATER of:

                    (i) $3.75 per share of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock), plus all declared but unpaid dividends thereon (the aggregate of such amount with respect to all the outstanding Series A Preferred Stock being referred to as the "Preference"), or

                    (ii) such amount per share of Series A Preferred Stock as would have been payable had each such share been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 4.3.4.

               If the Corporation Assets shall be insufficient to permit the payment in full to holders of the Series A Preferred Stock of the amounts thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock and other Parity Stock. After such payment shall have been made in full to the holders of Series A Preferred Stock and other Parity Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of the Series A Preferred Stock so as to be available for such payment, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and shall have no further rights of conversion, and the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and the Class B Common Stock.

               (b) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. A reorganization of the Common Stock as provided in Section 4.3.4(h) or a consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.3.2; PROVIDED, HOWEVER, that each holder of Series A Preferred Stock shall have the right to elect the benefits of the provisions of Section 4.3.4(h) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 4.3.2.


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               (c)  DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 4.3.2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

          4.3.3. VOTING RIGHTS. Except as otherwise expressly provided in
Section 4.3.5 hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to
Section 4.3.4 hereof, in each case determined as of the record date for the determination of shareholders entitled to vote on such matter (or to act by written consent, if such is the case). Except as otherwise expressly provided herein or as required by law, the holders of shares of Common Stock, and the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall vote together as a single class on all matters.

          4.3.4. CONVERSION RIGHTS. The holders of Series A Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into shares of Common Stock:

               (a) GENERAL. Subject to and in compliance with the provisions of this Section 4, any share of Series A Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 4.3.4(b)) by the number of shares of Series A Preferred Stock being converted.

               (b) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time for the Series A Preferred Stock (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $3.75 by the Applicable Conversion Value, calculated as provided in Section 4(c).

               (c) APPLICABLE CONVERSION VALUE. The Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section 4.3.4(d) hereof, shall be $3.75.

               (d)  ADJUSTMENTS TO APPLICABLE CONVERSION VALUE.

                    (i)(A) UPON SALE OF COMMON STOCK. If at any time the Corporation shall issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value (with respect to all authorized shares of Series A Preferred Stock, regardless whether some or all have been issued or not) upon each such


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issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction:

                         (1)  the numerator of which shall be (a) the number of
shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance, and

                         (2)  the denominator of which shall be (a) the number
of shares of Common Stock, outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common Stock so issued.

                    (B) UPON ISSUANCE OF WARRANTS, OPTIONS AND RIGHTS TO COMMON STOCK.

                         (1)  For the purposes of this Section 4.3.4(d)(i), the
issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be LESS THAN the Applicable Conversion Value for the Series A Preferred Stock in effect at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value for the Series A Preferred Stock shall be made under this Section 4.3.4(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any such convertible securities (or upon the issuance of any such warrants, options or any rights therefor) as above provided.

                         Should the Net Consideration Per Share of any such
warrants, options, subscriptions or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights or convertible securities been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to (1) above. Any


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adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are cancelled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or cancelled warrants, options, subscriptions or purchase rights not been issued.

                         (2)  For purposes of this paragraph, the "Net
Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                              a.   The "Net Consideration Per Share" shall mean
the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                              b.   The Net Consideration Per Share which may be
received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

                    (C) STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of any stock of the Corporation entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration, EXCEPT FOR (i) dividends payable in shares of Common Stock payable PRO RATA to holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and to holders of any other class of stock, whether or not paid to holders of any other class of stock, or (ii) dividends payable in shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; PROVIDED, HOWEVER, that the holders of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be entitled to receive such shares of Common Stock for which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are then convertible at the Applicable Conversion Value.


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                    (D)  CONSIDERATION OTHER THAN CASH. For purposes of this
Section 4.3.4(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.3.4(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                    (E)  EXCEPTIONS. This Section 4.3.4(d)(i) shall not apply:
(1) to a maximum of 400,000 shares of Common Stock, or options exercisable therefor (such number subject to equitable adjustment in the event of any stock split, combination, reclassification or other similar event), issuable to officers and employees of the Corporation pursuant to any stock option plan, stock purchase plan or other bona fide compensation arrangement approved by the Board of Directors of the Corporation; and (2) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 4.3.4(d)(ii)).

               (d) (ii) ADJUSTMENTS TO APPLICABLE CONVERSION VALUE UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                    "Extraordinary Common Stock Event" shall mean (A) a subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (B) a combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.

               (e)  AUTOMATIC CONVERSION UPON INITIAL PUBLIC OFFERING.

                    (i) Immediately upon the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation resulting in gross proceeds to the Corporation of at least $5,000,000 at a price per share of at least $12.00 (as adjusted for stock splits, stock dividends, recapitalization and similar events), all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such class of Series A Preferred Stock is convertible pursuant to Section 4.3.4 hereof as of the closing of such underwritten public offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock.

                    (ii) Upon the occurrence of the conversion specified in the preceding paragraph (i), the holders of Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of such class of Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation or any such transfer agent that such certificates have been stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

               (f) DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had the Series A Preferred Stock been converted into Common Stock, on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 4.3.4(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series A Preferred Stock.

               (g) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a merger or sale of assets provided for elsewhere in this Section 4.3.4, or the sale of all or substantially all of the Corporation's properties and assets to any other person), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

               (h) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such merger, or consolidation or sale, provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such merger, consolidation or sale, to which such holders would have been entitled if such holders had converted their shares of Series A Preferred Stock immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section
4.3.4 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4.3 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

               Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 4.3.4(h), shall have the option of electing treatment of his shares of Series A Preferred Stock under either this Section 4.3.4(h) or Section 4.3.2 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) business days before the effective date of such event.

               (i) ACCOUNTANT'S CERTIFICATE AS TO ADJUSTMENTS; NOTICES BY CORPORATION. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock with a certificate, prepared by independent public accountants of recognized standing, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

               (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Stock issuable upon the conversion of such shares of Series A Preferred Stock, as the case may be, in accordance with the provisions of this Section 4.3.4, cash in the amount of all accrued and unpaid dividends on such shares of each class of Series A Preferred Stock, up to and including the Conversion Date, and cash, as provided in Section 4.3.4(k), in respect of any fraction of share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such Conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock, as the case may be, which were converted, a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

               (l) PARTIAL CONVERSION. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

               (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. For purposes of this Section 4.3.4, the term Common Stock shall include the Corporation's Common Stock, $.01 par value per share, any other capital stock or any class or classes (however designated) of the Corporation, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or a share of the balance of current dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for directors of the Corporation (even though the right so to vote has been suspended by the happening of such a contingency); and any other securities into which any of the securities described above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          4.3.5. RESTRICTIONS AND LIMITATIONS.

               (a)(i) CORPORATE ACTION WITH RESPECT TO SERIES A PREFERRED STOCK. Except as expressly provided herein or as required by law, so long as an aggregate of 100,000 shares of Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation or trust of which the Corporation directly or indirectly owns at the time a majority of the outstanding shares of every class other than directors' qualifying shares) to, without the approval by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock voting separately as a class:

                    (1) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock;

                    (2) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock, or additional shares of Common Stock except as set forth in Section 4.3.4(d)(i)(E) hereof or except with respect to stock option or purchase plans for key employees;

                    (3) merge or consolidate with any other entity, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any person, or permit any subsidiary to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business and except that (A) any subsidiary may merge into or consolidate with or transfer assets to any other subsidiary and (B) any subsidiary may merge into or transfer assets to the Corporation.

                    (4) amend or restate its Certificate of Incorporation, if such amendment would:

                    (i) Change the relative seniority rights of the holders of Series A Preferred Stock, as to the payment of dividends in relation to the holders of any other capital stock of the Corporation; or

                    (ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock, to the rights upon liquidation of the holders of any capital stock of the Corporation or change the dividend rights of the holders of Series A Preferred Stock, as the case may be; or

                    (iii) authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to liquidation preferences, conversion rights, voting rights, dividend rights or otherwise; or

                    (iv) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 4.3.4 herein; or

                    (v) otherwise adversely change any of the rights, preferences, privileges or limitations, which are provided for herein for the benefit of the Series A Preferred Stock.

          4.3.6. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment or restatement of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding, (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series A Preferred Stock, as the case may be, set forth herein.

          4.3.7. NOTICES OF RECORD DATE. In the event of

               (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

               (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken.

     4.4. SERIES B PREFERRED STOCK.

          4.4.1. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each holder of a share of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or Class B Common Stock by reason of their ownership thereof, an amount equal to any declared but unpaid dividends on such share of Series B Preferred Stock to and including the date full payment is so tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up, plus an amount equal to the greater of: (a)(i) if such liquidation, dissolution or winding up occurs prior to the third anniversary of the Series B Original Issue Date, the Return Amount per share or (ii) if such liquidation, dissolution or winding up occurs on or after the third anniversary of the Series B Original Issue Date, $21.73 per share or (b) such amount per share of Series B Preferred Stock as would have been payable had each share of Parity Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up pursuant to the provisions of Section 4.4.2; provided that the amount distributable per share of Common Stock pursuant to this clause (b) exceeds $31.80. The liquidation amount set forth in this Section 4.4.1 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series B Preferred Stock.

          "RETURN AMOUNT" shall mean, as of any date, an amount equal to the Series B Original Issue Price plus a 35% annualized rate of return on the Series B Original Issue Price from the Series B Original Issue Date to such date.

          "SERIES B ORIGINAL ISSUE PRICE" shall mean Ten Dollars and Sixty Cents ($10.60).

          If the assets or surplus funds to be distributed to the holders of the Series B Preferred Stock, Series A Preferred Stock and other Parity Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and other Parity Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. In the event that the holder of Series B Preferred Stock receives the liquidation rights under option (a) set forth above in this Section 4.4.1, and after payment to the Series B Preferred Stockholders of the liquidation amount described above and after all preference amounts to the holders of Parity Stock have been paid or set aside in cash for payment, the remaining assets shall be distributed ratably to the holders of the Common Stock, the Class B Common Stock, the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock on a common equivalent basis (i.e., as if each share had been converted to Common Stock immediately prior to the liquidation, dissolution or winding up pursuant to the provisions of Section 4.4.2), provided that the holders of Series B Preferred Stock will stop participating once they have received a total liquidation amount per share of $31.80, plus any declared but unpaid dividends.

          A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Corporation shall be deemed to be a liquidation within the meaning of this Section 4.4.1, but only if the holders of the outstanding stock of the Corporation immediately prior to the closing of such merger, sale or acquisition hold, immediately after such transaction, less than a majority in interest of the issued and outstanding shares of voting securities (as measured by voting power) of the purchasing corporation or of the corporation (including without limitation the Corporation) surviving or resulting from such merger, as the case may be; provided, however, that (i) any holder of Series B Preferred Stock may elect, by notice to the Corporation no later than 5 days before the effective date of such event, to be treated under the provisions of Section 4.4.2(d)(vii) in lieu of this Section 4.4.1 in connection with such sale, merger or consolidation and (ii) in the event the consideration payable to the Corporation or to the holders of its outstanding stock in connection with any such sale, merger or consolidation (the "Transaction Consideration") does not consist entirely of cash, then the Corporation may satisfy its obligations under this Section 4.4.1. by paying to the holders of Series B Preferred Stock a portion of the Transaction Consideration with a fair market value equal to the amount required to be distributed pursuant to this Section 4.4.1. The fair market value of the Transaction Consideration shall be as determined in good faith by the Board of Directors of the Corporation. If the Transaction Consideration consists of more than one type of consideration, then each type of consideration shall be distributed or offered to each holder of Series B Preferred Stock in the same proportions as such type of consideration represents of the total Transaction Consideration.

          4.4.2. CONVERSION. The holders of Series B Preferred Stock shall have conversion rights as follows (the "Series B Conversion Rights"):

               (a) RIGHT TO CONVERT. Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing Ten and 60/100 Dollars ($10.60) by the then effective Conversion Price (as defined below) as adjusted pursuant to this Section 4.4.2 and in effect at the time of conversion. The initial Conversion Price of the Series B Preferred Stock shall be Ten and 60/100 Dollars ($10.60). Subject to Section 4.4.2(e), the Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series B Preferred Stock shall forfeit any declared but unpaid dividends up to the time of the conversion.

               (b) AUTOMATIC CONVERSION. Each share of Series B Preferred Stock shall automatically and immediately be converted into shares of Common Stock at the then effective Conversion Price upon:

                    (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a public offering price of at least $15.00 per share (with such amount to be appropriately adjusted in the event of any stock dividend, stock distribution or subdivision as provided in Section 4.4.2(d)(vi)) and having an aggregate offering price to the public resulting in net proceeds to the Corporation (after deducting commissions payable to the underwriters) in excess of $40,000,000; or

                    (ii) the written consent of holders in interest of 80% or more of the Series B Preferred Stock then outstanding.

          The person(s) entitled to receive Common Stock issuable upon a conversion of Series B Preferred Stock hereunder shall not be deemed to have converted the Series B Preferred Stock until immediately prior to the closing of such offering or the receipt by the Corporation of such consent. Each person who holds of record Series B Preferred Stock immediately prior to an automatic conversion shall forfeit any declared but unpaid dividends up to the time of the automatic conversion.

               (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the greater of the price to public in the IPO (as such term is defined in Section 4.6.2(b)(ii)) or the then effective applicable Conversion Price. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock under Section 4.4.2(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein his name or the name or names of his nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d)  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                    (i) SPECIAL DEFINITIONS. For purposes of this Section 4.4.2(d), the following definitions shall apply:

                         (1)  "OPTION" shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)  "SERIES B ORIGINAL ISSUE DATE" shall mean June 25,
1997.

                         (3)  "CONVERTIBLE SECURITIES" shall mean any evidences
of indebtedness, shares (other than Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                         (4)  "ADDITIONAL SHARES OF COMMON STOCK" shall mean all
shares of Common Stock issued (or, pursuant to Section 4.4.2(d)(iii), deemed to be issued) by the Corporation after the Series B Original Issue Date, other than shares of Common Stock issued or issuable:

                              (A)  upon conversion of shares of Class B Common
Stock, Series A, Preferred Stock Series C Preferred Stock or Series D Preferred Stock or by way of dividend or distribution on shares of Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;

                              (B)  to officers, directors or employees of, or
consultants to, the Corporation pursuant to action by the Board of Directors after the Series B Original Issue Date under any stock purchase or option plan or other employee or director stock incentive or compensation program up to an aggregate of 500,000 shares; and

                              (C)  upon the exercise of options and warrants
outstanding on the Series B Original Issue Date up to an aggregate of 271,525 shares.

                    (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which Series B Preferred Stock is convertible shall be made by adjustment in the Conversion Price of Series B Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of Series B Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                    (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                         (1)  OPTIONS AND CONVERTIBLE SECURITIES. In the event
the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.4.2(d)(v)) of such Additional Shares of Common Stock would be less than the Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A)  no further adjustment in the Conversion Price of
the Series B Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B)  if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the Series B Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C)  upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of the Series B Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                              (I)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (II) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4.4.2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D)  no readjustment pursuant to clause (B) or (C)
above shall have the effect of increasing the Conversion Price of the Series B Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of the Series B Preferred Stock on the original adjustment date, or (ii) the Conversion Price of the Series B Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (E)  in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price of the Series B Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                         (F)  if such record date shall have been fixed and such
Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of the Series B Preferred Stock which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price of the Series B Preferred Stock shall be adjusted pursuant to this Section 4.4.2(d)(iii) as of the actual date of their issuance.

                         (2)  STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND
SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Series B Original Issue Date of the Series B Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but the Conversion Price of each series of Series B Preferred Stock shall be adjusted in accordance with Section 4.4.2(d)(vi).

                    (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                    In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.2(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, in order to increase the number of shares of Common Stock into which the Series B Preferred Stock is convertible, concurrently with such issuance, the Conversion Price of the Series B Preferred Stock shall be reduced to a price (calculated to the nearest cent) equal to the price per Additional Share of Common Stock being so issued or deemed to be issued, provided that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

                    (v)  DETERMINATION OF CONSIDERATION. For purposes of this
Section 4.4.2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  CASH AND PROPERTY: Such consideration shall:

                              (A)  insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2)  OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.2(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing
(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi) ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK.

                         (1)  STOCK DIVIDENDS, DISTRIBUTIONS OR SUBDIVISIONS. In
the event the Corporation at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), the Conversion Price on the Series B Preferred Stock in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                         (2)  COMBINATIONS OR CONSOLIDATIONS. In the event the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of the Series B Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (vii) ADJUSTMENT FOR MERGER OR REORGANIZATION. Subject to the last sentence of this Section 4.4.2(d)(vii), in case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible, at the option of the holder thereof in the manner described in the last sentence of this Section, into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that these provisions (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock. In the event that such merger or consolidation of the Corporation or the sale of all or substantially all its assets shall also be subject to the provisions of Section 4.4.1 above, each holder of Series B Preferred Stock may elect to obtain the treatment of such holder's shares of Series B Preferred Stock under this Section 4.4.2(d)(vii) in lieu of that described in Section 4.4.1, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) days before the effective date of such event.

               (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

               (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4.4.2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based; provided that the failure to promptly provide such notice shall not affect the effectiveness of such adjustment, readjustment or conversion. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series B Preferred Stock at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

               (g) NOTICES OF RECORD DATE. In the event of (i) any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

               (h) COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series B Preferred Stock.

          4.4.3. VOTING RIGHTS.

               The holders of shares of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon any and all matters submitted to a stockholder for a vote, as though the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock constituted a single class of stock, except with respect to those matters on which the Delaware Corporation Law requires that a vote must be by a separate class or classes or by separate series, as to which each such class or series shall have the right to vote in accordance with such law, and holders of Series B Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock held by such holder is then convertible.

          4.4.4. DIVIDEND RIGHTS.

               (a) The holders of outstanding Series B Preferred Stock shall be entitled to receive a dividend (determined on the basis of the number of shares of Common Stock into which a share of Series B Preferred Stock is then convertible) equal to any dividend declared or paid on Common Stock, Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, calculated on an as converted basis, based on the number of shares of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is convertible on the date of such declaration (or, if the Board makes no declaration, on the date of payment).

               (b) Such Series B Preferred Stock dividends shall be paid prior to any payment of any dividends on the Common Stock. In the event such dividends are not paid prior to the payment of the Series B Preferred Stock liquidation preference in accordance with Section 4.4.1 hereof, such dividends shall be payable on liquidation and redemption in accordance with Section 4.4.1 hereof.

          4.4.5. COVENANTS. In addition to Section 4.4.3 and any vote which the Series B Preferred Stock may have under Delaware law, so long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of not less than seventy five percent (75%) of such outstanding shares of Series B Preferred
Stock:

               (a) amend, restate or repeal any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation or By-Laws if such action would change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock generally or increases the number of authorized shares of Series B Preferred Stock;

               (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series B Preferred Stock;

               (c) create or issue any other class or classes of stock or series of stock or debt securities having any preference or priority as to dividends or assets superior to any such preference or priority of the Series B Preferred Stock; or

               (d) create or issue any other class or classes of stock ranking on a parity as to any preference or priority as to dividends or assets other than Preferred Stock (i) with an aggregate liquidation preference not to exceed $30,000,000 and (ii) having terms no more favorable to an investor than the terms of the Series B Preferred Stock.

          4.4.6. CONVERTED OR OTHERWISE ACQUIRED SHAREs. Any share of Series B Preferred Stock that is converted under Section 4.4.2 or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

     4.5. SERIES C PREFERRED STOCK.

          4.5.1. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each holder of a share of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or Class B Common Stock by reason of their ownership thereof, an amount equal to any declared but unpaid dividends on such share of Series C Preferred Stock to and including the date full payment is so tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up, plus an amount equal to the greater of: (a)(i) if such liquidation, dissolution or winding up occurs prior to the third anniversary of the Series C Original Issue Date, the Return Amount per share or (ii) if such liquidation, dissolution or winding up occurs on or after the third anniversary of the Series C Original Issue Date, $21.73 per share or (b) such amount per share of Series C Preferred Stock as would have been payable had each share of Parity Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up pursuant to the provisions of Section 4.5.2; provided that the amount distributable per share of Common Stock pursuant to this clause (b) exceeds $31.80. The liquidation amounts set forth in this Section 4.5.1 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series C Preferred Stock.

          "RETURN AMOUNT" shall mean, as of any date, an amount equal to the Series C Original Issue Price plus a 35% annualized rate of return on the Series C Original Issue Price from the Series C Original Issue Date to such date.

          "SERIES C ORIGINAL ISSUE PRICE" shall mean Ten Dollars and Sixty Cents ($10.60).

          If the assets or surplus funds to be distributed to the holders of the Series C Preferred Stock and other Parity Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and other Parity Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. In the event that the holder of Series C Preferred Stock receives the liquidation rights under option (a) set forth above in this Section 4.5.1, and after payment to the Series C Preferred Stockholders of the liquidation amount described above and after all preference amounts to the holders of Parity Stock have been paid or set aside in cash for payment, the remaining assets shall be distributed ratably to the holders of the Common Stock, the Class B Common Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock on a common equivalent basis (i.e., as if each share had been converted to Common Stock immediately prior to the liquidation, dissolution or winding up pursuant to the provisions of Section 4.5.2), provided that the holders of Series C Preferred Stock will stop participating once they have received a total liquidation amount per share of $31.80, plus any declared but unpaid dividends.

          A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Corporation shall be deemed to be a liquidation within the meaning of this Section 4.5.1, but only if the holders of the outstanding stock of the Corporation immediately prior to the closing of such merger, sale or acquisition hold, immediately after such transaction, less than a majority in interest of the issued and outstanding shares of voting securities (as measured by voting power) of the purchasing corporation or of the corporation (including without limitation the Corporation) surviving or resulting from such merger, as the case may be; provided, however, that any holder of Series C Preferred Stock may elect by notice to the Corporation no later than five (5) days before the effective date of such event, to be treated under the provisions of Section 4.5.2(d)(vii) in lieu of this Section 4.5.1 in connection with such merger, acquisition, sale or consolidation. In the event the consideration payable to the Corporation or to the holders of its outstanding stock in connection with any such sale or merger (the "Transaction Consideration") does not consist entirely of cash, then the Corporation may satisfy its obligations under this
Section 4.5.1. by paying to the holders of Series C Preferred Stock a portion of the Transaction Consideration with a fair market value equal to the amount required to be distributed pursuant to this Section 4.5.1. The fair market value of the Transaction Consideration shall be as determined in good faith by the Board of Directors of the Corporation. If the Transaction Consideration consists of more than one type of consideration, then each type of consideration shall be distributed or offered to each holder of Series C Preferred Stock in the same proportions as such type of consideration represents of the total Transaction Consideration.

          4.5.2. CONVERSION. The holders of Series C Preferred Stock shall have conversion rights as follows (the "Series C Conversion Rights"):

               (a) RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing Ten and 60/100 Dollars $10.60) by the Conversion Price (as defined below) as adjusted pursuant to this Section 4.5.2 and in effect at the time of conversion. The initial Conversion Price of the Series C Preferred Stock shall be Ten and 60/100 Dollars ($10.60). Subject to Section 4.5.2(d), the Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series C Preferred Stock shall forfeit any declared but unpaid dividends up to the time of the conversion.

               (b) AUTOMATIC CONVERSION. Each share of Series C Preferred Stock shall automatically and immediately be converted into shares of Common Stock at the then effective Conversion Price upon:

                    (i) the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a public offering price of at least: (a) $20.00 per share during the first year following the Series C Original Issue Date (pro-rated based upon the number of months elapsed during such period), (b) $20.00 during the second year following the Series C Original Issue Date, plus $0.50 for each month or partial month elapsed during such year, (c) $26.00 during the third year following the Series C Original Issue Date plus $0.75 for each month or partial month elapsed during each year; and (d) $35.00 on and following the third anniversary of the Series C Original Issue Date (in each case appropriately adjusted in the event of any stock dividend, stock distribution or subdivision as provided in Section 4.5.2(d)(vi)), and having an aggregate offering price to the public resulting in net proceeds to the Corporation (after deducting commissions payable to the underwriters and expenses) of not less than $40,000,000 (a "Qualifying IPO"); or

                    (ii) the written consent of the holders in interest of two-thirds or more of the Series C Preferred Stock then outstanding.

               The person(s) entitled to receive Common Stock issuable upon a conversion of Series C Preferred Stock hereunder shall not be deemed to have converted the Series C Preferred Stock until immediately prior to the closing of the IPO or the receipt by the Corporation of such consent, as the case may be. Each person who holds of record Series C Preferred Stock immediately prior to an automatic conversion shall forfeit any declared but unpaid dividends up to the time of the automatic conversion.

               (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the greater of the price to public in the IPO (as such term is defined in Section 4.6.2(b)(ii)) or the then effective applicable Conversion Price. Before any holder of Series C Preferred Stock shall be entitled to convert the same into full shares of Common Stock under Section 4.5.2(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein his name or the name or names of his nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d)  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                    (i) SPECIAL DEFINITIONS. For purposes of this Section 4.5.2(d), the following definitions shall apply:

                         (1)  "OPTION" shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)  "SERIES C ORIGINAL ISSUE DATE" shall mean November
17, 1997.

                         (3)  "CONVERTIBLE SECURITIES" shall mean any evidences
of indebtedness, shares (other than Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                         (4)  "ADDITIONAL SHARES OF COMMON STOCK" shall mean all
shares of Common Stock issued (or, pursuant to Section 4.5.2(d)(iii), deemed to be issued) by the Corporation after the Series C Original Issue Date, other than shares of Common Stock issued or issuable:

                              (A)  upon conversion of shares of Class B Common
Stock; Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock or by way of dividend or distribution on shares of Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; and

                              (B)  to officers, directors or employees of, or
consultants to, the Corporation pursuant to action by the Board of Directors after the Series C Original Issue Date under any stock purchase or option plan or other employee or director stock incentive or compensation program up to an aggregate of 730,040 shares of Common Stock.

                    (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which Series C Preferred Stock is convertible shall be made by adjustment in the Conversion Price of Series C Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of Series C Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                    (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                         (1)  OPTIONS AND CONVERTIBLE SECURITIES. In the event
the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.5.2(d)(v)) of such Additional Shares of Common Stock would be less than the Conversion Price of the Series C Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A)  no further adjustment in the Conversion Price of
the Series C Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B)  if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the Series C Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C)  upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of the Series C Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                              (I)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (II) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4.5.2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D)  no readjustment pursuant to clause (B) or (C)
above shall have the effect of increasing the Conversion Price of the Series C Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of the Series C Preferred Stock on the original adjustment date, or (ii) the Conversion Price of the Series C Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (E)  in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price of the Series C Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                         (F)  if such record date shall have been fixed and such
Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of the Series C Preferred Stock which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price of the Series C Preferred Stock shall be adjusted pursuant to this Section 4.5.2(d)(iii) as of the actual date of their issuance.

                         (2)  STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND
SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Series C Original Issue Date of the Series C Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but the Conversion Price of each series of Series C Preferred Stock shall be adjusted in accordance with Section 4.5.2(d)(vi).

                    (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                    In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.5.2(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series C Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, in order to increase the number of shares of Common Stock into which the Series C Preferred Stock is convertible, concurrently with such issuance, the Conversion Price of the Series C Preferred Stock shall be reduced to a price (calculated to the nearest cent) equal to the price per Additional Share of Common Stock being so issued or deemed to be issued, provided that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

                    (v)  DETERMINATION OF CONSIDERATION. For purposes of this
Section 4.5.2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  CASH AND PROPERTY: Such consideration shall:

                              (A)  insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2)  OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.5.2(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing
(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi) ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK.

                         (1)  STOCK DIVIDENDS, DISTRIBUTIONS OR SUBDIVISIONS. In
the event the Corporation at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), the Conversion Price on the Series C Preferred Stock in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                         (2)  COMBINATIONS OR CONSOLIDATIONS. In the event the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of the Series C Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (vii) ADJUSTMENT FOR MERGER OR REORGANIZATION. Subject to the last sentence of this Section 4.5.2(d)(vii), in case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series C Preferred Stock shall thereafter be convertible, at the option of the holder thereof in the manner described in the last sentence of this

Section, into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that these provisions (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock. In the event that such merger or consolidation of the Corporation or the sale of all or substantially all its assets shall also be subject to the provisions of
Section 4.5.1 above, each holder of Series C Preferred Stock may elect to obtain the treatment of such holder's shares of Series C Preferred Stock under this
Section 4.5.2(d)(vii) in lieu of that described in Section 4.5.1, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) days before the effective date of such event.

               (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

               (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4.5.2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based; provided that the failure to promptly provide such notice shall not affect the effectiveness of such adjustment, readjustment or conversion. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series C Preferred Stock at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

               (g) NOTICES OF RECORD DATE. In the event of (i) any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

               (h) COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series C Preferred Stock.

          4.5.3. VOTING RIGHTS.

               The holders of shares of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon any and all matters submitted to a stockholder for a vote, as though the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock constituted a single class of stock, except with respect to those matters on which the Delaware Corporation Law requires that a vote must be by a separate class or classes or by separate series, as to which each such class or series shall have the right to vote in accordance with such law, and holders of Series C Preferred Stock shall have that number of votes per share as is equal to the largest number of whole shares of Common Stock into which the Series C Preferred Stock held by such holder is then convertible.

          4.5.4. DIVIDEND RIGHTS.

               (a) The holders of outstanding Series C Preferred Stock shall be entitled to receive a dividend (determined on the basis of the number of shares of Common Stock into which a share of Series C Preferred Stock is then convertible) equal to any dividend declared or paid on Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, calculated on an as converted basis, based on the number of shares of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is convertible on the date of such declaration (or, if the Board makes no declaration, on the date of payment).

               (b) Such Series C Preferred Stock dividends shall be paid prior to any payment of any dividends on the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock. In the event such dividends are not paid prior to the payment of the Series C

Preferred Stock liquidation preference in accordance with Section 4.5.1, such dividends shall be payable on liquidation in accordance with Section 4.5.1.

          4.5.5. COVENANTS. In addition to Section 4.5.3 and any vote which the Series C Preferred Stock may have under Delaware law, so long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of at least two-thirds of such outstanding shares of Series C Preferred Stock, take any action that:

               (a) alters, restates or changes the rights, preferences or privileges of the Series C Preferred Stock;

               (b) increases or decreases the authorized number of shares of Series C Preferred Stock;

               (c) creates (by reclassification or otherwise) any new class or series of shares or debt securities having rights, preferences or privileges senior to or on a parity with the Series C Preferred Stock;

               (d) results in the redemption of any shares of Common Stock (other than pursuant to employee agreements or in connection with redemption of certain shares held by B. Braun Melsungen AG); or

               (e) amends, restates or waives any provision of the Company's Restated Certificate of Incorporation or by-laws relative to the Series C Preferred Stock.

          4.5.6. CONVERTED, REDEEMED OR OTHERWISE ACQUIRED SHARES. Any share of Series C Preferred Stock that is converted under Section 4.5.2 or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

     4.6. SERIES D PREFERRED STOCK.

          4.6.1. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each holder of a share of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or Class B Common Stock by reason of their ownership thereof, an amount equal to any declared but unpaid dividends on such share of Series D Preferred Stock to and including the date full payment is so tendered to the holders of the Series D Preferred Stock with respect to such liquidation, dissolution or winding up, plus an amount equal to the greater of: (a)(i) if such liquidation, dissolution or winding up occurs prior to the third anniversary of the Series D Original Issue Date, the Return Amount per share or (ii) if such liquidation, dissolution or winding up occurs on or after the third anniversary of the Series D Original Issue Date, $24.60 per share or (b) such amount per share of Series D Preferred Stock as would have been payable had each share of

Parity Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up pursuant to the provisions of Section 4.6.2; provided that the amount distributable per share of Common Stock pursuant to this clause (b) exceeds $36.00.

          For purposes of this Section 4.6.1, Section 4.6.2 and Section 4.6.6:

          "RETURN AMOUNT" shall mean, as of any date, an amount equal to the Series D Original Issue Price plus a 35% annualized rate of return on the Series D Original Issue Price from the Series D Original Issue Date to such date. By way of illustration, on the first, second and third anniversaries of the Series D Original Issue Date, the Return Amount will be $16.20, $20.40 and $24.60 respectively.

          "SERIES D ORIGINAL ISSUE PRICE" shall mean Twelve Dollars ($12.00). The liquidation amounts set forth in this Section 4.6.1 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series D Preferred Stock.

          If the assets or surplus funds to be distributed to the holders of the Series D Preferred Stock and other Parity Stock are insufficient to permit the payment to such holders of their full preferential amount, the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock and Parity Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. In the event that the holder of Series D Preferred Stock receives the liquidation rights under option (a) set forth above in this Section 4.6.1, and after payment to the Series D Preferred Stockholders of the liquidation amount described above and after all preference amounts to the holders of the Parity Stock have been paid or set aside in cash for payment, the remaining assets shall be distributed ratably to the holders of the Common Stock, the Class B Common Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock on a common equivalent basis (i.e., as if each share had been converted to Common Stock immediately prior to the liquidation, dissolution or winding up pursuant to the provisions of Section 4.6.2), provided that the holders of Series D Preferred Stock will stop participating once they have received a total liquidation amount per share of $36.00, plus any declared but unpaid dividends.

          A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Corporation shall be deemed to be a liquidation within the meaning of this Section 4.6.1, but only if the holders of the outstanding stock of the Corporation immediately prior to the closing of such merger, sale or acquisition hold, immediately after such transaction, less than a majority in interest of the issued and outstanding shares of voting securities (as measured by voting power) of the purchasing corporation or of the corporation (including without limitation the Corporation) surviving or resulting from such merger, as the case may be; provided, however, that any holder of Series D Preferred Stock may elect by notice to the

Corporation no later than five (5) days before the effective date of such event, to be treated under the provisions of Section 4.6.2(d)(vii) in lieu of this
Section 4.6.1 in connection with such merger, acquisition, sale or consolidation. In the event the consideration payable to the Corporation or to the holders of its outstanding stock in connection with any such sale or merger (the "Transaction Consideration") does not consist entirely of cash, then the Corporation may satisfy its obligations under this Section 4.6.1 by paying to the holders of Series D Preferred Stock a portion of the Transaction Consideration with a fair market value equal to the amount required to be distributed pursuant to this Section 4.6.1. The fair market value of the Transaction Consideration shall be as determined in good faith by the Board of Directors of the Corporation. If the Transaction Consideration consists of more than one type of consideration, then each type of consideration shall be distributed or offered to each holder of Series D Preferred Stock in the same proportions as such type of consideration represents of the total Transaction Consideration.

          4.6.2. CONVERSION. The holders of Series D Preferred Stock shall have conversion rights as follows (the "Series D Conversion Rights"):

               (a) RIGHT TO CONVERT. Each share of Series D Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing Twelve Dollars ($12.00) by the Conversion Price (as defined below) as adjusted pursuant to this Section 4.6.2 and in effect at the time of conversion. The Conversion Price of the Series D Preferred Stock shall be Twelve Dollars ($12.00) and shall be subject to adjustment pursuant to
Section 4.6.2(d) (in order to adjust the number of shares of Common Stock into which the Series D Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series D Preferred Stock shall forfeit any declared but unpaid dividends up to the time of the conversion.

               (b) AUTOMATIC CONVERSION. Each share of Series D Preferred Stock shall automatically and immediately be converted into shares of Common Stock at the Conversion Price upon:

                    (i) the vote of the holders in interest of at least two-thirds of the Series D Preferred Stock then outstanding at the then effective Conversion Factor; or

                    (ii) the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (the "IPO"); provided that if the price to the public in the IPO is less than $16.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events), each share of Series D Preferred Stock shall be converted into shares of Common stock at the greater of (i) the number of shares of Common Stock such shares of Series D Preferred Stock can be converted into at the Conversion Price or (ii) the number of shares of Common Stock (including fractional shares expressed to four decimal places) that when multiplied by the greater of the price to the public in the IPO and $10.60 equals the Return Amount multiplied by the total number of shares of Common Stock.

          The person(s) entitled to receive Common Stock issuable upon a conversion of Series D Preferred Stock hereunder shall not be deemed to have converted the Series D Preferred Stock until immediately prior to the closing of the IPO or the receipt by the Corporation of such consent, as the case may be. Each person who holds of record Series D Preferred Stock immediately prior to an automatic conversion shall forfeit any declared but unpaid dividends up to the time of the automatic conversion.

               (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the greater of the price to public in the IPO or the then effective applicable Conversion Price. Before any holder of Series D Preferred Stock shall be entitled to convert the same into full shares of Common Stock under Section 4.6.2(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein his name or the name or names of his nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d)  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                    (i) SPECIAL DEFINITIONS. For purposes of this Section 4.6.2(d), the following definitions shall apply:

                         (1)  "OPTION" shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)  "SERIES D ORIGINAL ISSUE DATE" shall mean December
23, 1998.

                         (3)  "CONVERTIBLE SECURITIES" shall mean any evidences
of indebtedness, shares (other than Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                         (4)  "ADDITIONAL SHARES OF COMMON STOCK" shall mean all
shares of Common Stock issued (or, pursuant to Section 4.6.2(d)(iii), deemed to be issued) by the

Corporation after the Series D Original Issue Date, other than shares of Common Stock issued or issuable:

                              (A)  upon conversion of shares of Class B Common
Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or by way of dividend or distribution on shares of Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; and

                              (B)  to officers, directors or employees of, or
consultants to, the Corporation pursuant to action by the Board of Directors after the Series D Original Issue Date under any stock purchase or option plan or other employee or director stock incentive or compensation program up to an aggregate of 919,390 shares of Common Stock.

                    (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which Series D Preferred Stock is convertible shall be made by adjustment in the Conversion Price of Series D Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of Series D Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                    (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                         (1)  OPTIONS AND CONVERTIBLE SECURITIES. In the event
the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.6.2(d)(v)) of such Additional Shares of Common Stock would be less than the Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A)  no further adjustment in the Conversion Price of
the Series D Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B)  if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the Series D Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C)  upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of the Series D Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                              (I)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (II) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4.6.2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D)  no readjustment pursuant to clause (B) or (C)
above shall have the effect of increasing the Conversion Price of the Series D Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of the Series D Preferred Stock on the original adjustment date, or (ii) the Conversion Price of the Series D Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (E)  in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price of the Series D Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                         (F)  if such record date shall have been fixed and such
Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of the Series D Preferred Stock which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price of the Series D Preferred Stock shall be adjusted pursuant to this Section 4.6.2(d)(iii) as of the actual date of their issuance.

                         (2)  STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND
SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Series D Original Issue Date of the Series D Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but the Conversion Price of each series of Series D Preferred Stock shall be adjusted in accordance with Section 4.6.2(d)(vi).

                    (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                    In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.6.2(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, in order to increase the number of shares of Common Stock into which the Series D Preferred Stock is convertible, concurrently with such issuance, the Conversion Price of the Series D Preferred Stock shall be reduced to a price (calculated to the nearest cent) equal to the price per Additional Share of Common Stock being so issued or deemed to be issued, provided that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

                    (v)  DETERMINATION OF CONSIDERATION. For purposes of this
Section 4.6.2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  CASH AND PROPERTY: Such consideration shall:

                              (A)  insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2)  OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.6.2(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing
(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi) ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK.

                         (1)  STOCK DIVIDENDS, DISTRIBUTIONS OR SUBDIVISIONS. In
the event the Corporation at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), the Conversion Price on the Series D Preferred Stock in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                         (2)  COMBINATIONS OR CONSOLIDATIONS. In the event the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of the Series D Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (vii) ADJUSTMENT FOR MERGER OR REORGANIZATION. Subject to the last sentence of this Section 4.6.2(d)(vii), in case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series D Preferred Stock shall thereafter be convertible, at the option of the holder thereof in the manner described in the last sentence of this Section, into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the holders of the Series D Preferred Stock, to the end that these provisions (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred Stock. In the event that such merger or consolidation of the Corporation or the sale of all or substantially all its assets shall also be subject to the provisions of Section 4.6.1 above, each holder of Series D Preferred Stock may elect to obtain the treatment of such holder's shares of Series D Preferred Stock under this Section 4.6.2(d)(vii) in lieu of that described in Section 4.6.1, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) days before the effective date of such event.

               (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

               (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4.6.2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based; provided that the failure to promptly provide such notice shall not affect the effectiveness of such adjustment, readjustment or conversion. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Price of the Series D Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.

               (g) NOTICES OF RECORD DATE. In the event of (i) any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

               (h) COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series D Preferred Stock.

          4.6.3. VOTING RIGHTS.

               The holders of shares of Series D Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon any and all matters submitted to a stockholder for a vote, as though the Common Stock, Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock constituted a single class of stock, except with respect to those matters on which the Delaware Corporation Law requires that a vote must be by a separate class or classes or by separate series, as to which each such class or series shall have the right to vote in accordance with such law, and holders of Series D Preferred Stock shall have that number of votes per share as is equal to the largest number of whole shares of Common Stock into which the Series D Preferred Stock held by such holder is then convertible.

          4.6.4. DIVIDEND RIGHTS.

               (a) The holders of outstanding Series D Preferred Stock shall be entitled to receive a dividend (determined on the basis of the number of shares of Common Stock into which a share of Series D Preferred Stock is then convertible) equal to any dividend declared or paid on Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, calculated on an as converted basis, based on the number of shares of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is convertible on the date of such declaration (or, if the Board makes no declaration, on the date of payment).

               (b) Such Series D Preferred Stock dividends shall be paid prior to any payment of any dividends on the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock. In the event such dividends are not paid prior to the payment of the Series D Preferred Stock liquidation preference in accordance with Section 4.6.1, such dividends shall be payable on liquidation in accordance with Section 4.6.1.

          4.6.5. COVENANTS. In addition to Section 4.6.3 and any vote which the Series D Preferred Stock may have under Delaware law, so long as any shares of Series D Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of at least two-thirds of such outstanding shares of Series D Preferred Stock, take any action that:

               (a) alters, restates or changes the rights, preferences or privileges of the Series D Preferred Stock;

               (b) increases or decreases the authorized number of shares of Series D Preferred Stock;

               (c) creates (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Series D Preferred Stock;

               (d) results in the redemption of any shares of Common Stock (other than pursuant to employee agreements or in connection with redemption of certain shares held by B. Braun Melsungen AG); or

               (e) amends, restates or waives any provision of the Company's Restated Certificate of Incorporation or by-laws relative to the Series D Preferred Stock.

          4.6.6. REDEMPTION.

               (a) The Corporation may, at its sole option, commencing no earlier than six (6) months following the Series D Original Issue Date, repurchase in whole at any time or in part from time to time, the Series D Preferred Stock for the Return Amount (as such term is defined in Section 4.6.1), commencing on the Series D Original Issue Date and continuing through the date of redemption. If a Liquidity Event occurs within twelve (12) months following such repurchase, the Corporation shall make a payment to the holder of each share of Series D Preferred Stock that it has purchased of cash payment equal to the excess, if any, of ninety percent (90%) of the value attributable to such share by the Liquidity Event (or that would have been attributable if the share had been outstanding at the time of the Liquidity Event), without regard to liquidity discounts or other restrictions, over the price paid by the Corporation for such share upon exercise of the repurchase option.

          For purposes of this Section 4.6.6:

          "LIQUIDITY EVENT" shall mean an IPO or any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, including a merger, acquisition, sale of voting control or sale of substantially all of the assets of the Corporation that is deemed a liquidation under Section 4.6.1.

               (b) If less than all of the outstanding shares of the Series D Preferred Stock are to be redeemed, the shares to be redeemed shall be apportioned among all of the registered holders of the Series D Preferred Stock outstanding, taken together, as nearly as possible in proportion to their holdings as shown by the books of the Corporation.

               (c) Notice of the intention of the Corporation to redeem shares of the Series D Preferred Stock and of the date and place for redemption shall be given by first class mail, postage prepaid, mailed at least twenty (20) and not more than sixty (60) days prior to the date designated for redemption to each holder of record of shares so to be redeemed at his last known address as shown by the records of the Corporation, but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Corporation failed to mail such notice or whose notice or the mailing thereof was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed;
(iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          On or after the date of redemption designed in such notice, each holder of shares called for redemption, upon surrender to the Corporation at the place designated in such notice of the certificate or certificates for such shares, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, shall thereupon be entitled to receive payment of the redemption price in cash. In case less than all shares represented by a surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          If such notice of redemption shall have been duly given, and if on or before the redemption date funds necessary for the redemption of the shares to be redeemed shall have been set aside in cash so as to be and continue to be available therefor, then notwithstanding that any certificate representing any shares so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall forthwith after such redemption date cease, except only the right of the holder to receive the redemption price without interest. Any moneys so set aside by the Corporation and unclaimed by the end of three years from the date fixed for such redemption shall revert to the general funds of the Corporation.

               (d) All shares of the Series D Preferred Stock redeemed or otherwise acquired by the Corporation shall be cancelled and retired and shall not be reissued.

          FIFTH: BY-LAWS. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

          SIXTH: DIRECTORS. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

          SEVENTH: LIABILITY. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, as the same may be interpreted or amended from time to time, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          EIGHTH: INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

          8.1 INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnities in connection therewith; provided, however, that, except as provided in Section 8.3 of this Article EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnities in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          8.2  RIGHT TO ADVANCEMENT OF EXPENSES.

          The right to indemnification conferred in Section 8.1 of this Article EIGHTH shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 8.1 and 8.2 of this Article EIGHTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          8.3  RIGHT OF INDEMNITEE TO BRING SUIT.

          If a claim under Sections 8.1 or 8.2 of this Article EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal


                                      -51
counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

          8.4 NON-EXCLUSIVITY OF RIGHTS.

          The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          8.5 INSURANCE.

          The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          8.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be executed in its corporate name by its Senior Vice President this 22nd day of December, 1998.


                                                 /s/  Jane Kober
                                                 ------------------------
                                                 Name:  Jane Kober
                                                 Title: Senior Vice President

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                             OF BIOPURE CORPORATION
                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


     Biopure Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Biopure Corporation (the "Corporation"). The Corporation was originally incorporated under the name Biopure Fine Chemicals, Inc., which name was changed to "Biopure Corporation" on October 31, 1985. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 30, 1984 and was restated on November 14, 1997 and December 22, 1998.

     2. This Certificate of Amendment to the Restated Certificate of Incorporation amends the Restated Certificate of Incorporation of the Corporation and has been adopted and approved in accordance with Section 242 of the General Corporation Laws of the State of Delaware.

     3. Section 4.6.2(d)(i) (2) of Article 4 of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "SERIES D ORIGINAL ISSUE DATE" shall mean, as to any share of Series D Preferred Stock, the date such share was issued by the Corporation.


          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed in its corporate name by its Senior Vice President this 6th day of May, 1999.



                                                /s/  Jane Kober
                                                --------------------------------
                                                Name:  Jane Kober
                                                Title: Senior Vice President

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                             OF BIOPURE CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     Biopure Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Biopure Corporation (the "Corporation"). The Corporation was originally incorporated under the name Biopure Fine Chemicals, Inc., which name was changed to "Biopure Corporation" on October 31, 1985. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 30, 1984 and was restated on December 22, 1998 and amended on May 6, 1999.

2. This Certificate of Amendment to the Restated Certificate of Incorporation amends the Restated Certificate of Incorporation of the Corporation and has been adopted and approved in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. The Restated Certificate of Incorporation is hereby amended to add a new Article TWELFTH to read in its entirety as follows:

          TWELFTH: COMBINATION. The outstanding shares of the Corporation's Common Stock shall be combined such that each outstanding share shall become two-thirds of one share of Common Stock. No fractional shares will be issued as a result of such combination. Instead the Corporation shall pay in cash the fair value of fractions of a share.

          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed in its corporate name by its Senior Vice President, General Counsel and Secretary this 21st day of July, 1999.

                                        /s/  Jane Kober
                                        ----------------------------------------
                                        Name:  Jane Kober
                                        Title: Senior Vice President, General
                                                 Counsel and Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                             OF BIOPURE CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     Biopure Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Biopure Corporation (the "Corporation"). The Corporation was originally incorporated under the name Biopure Fine Chemicals, Inc., which name was changed to "Biopure Corporation" on October 31, 1985. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 30, 1984, restated on December 22, 1998 and amended on May 6, 1999 and July 21, 1999.

2. This Certificate of Amendment to the Restated Certificate of Incorporation amends the Restated Certificate of Incorporation of the Corporation and has been adopted and approved in accordance with Section 242 and Section 228 of the General Corporation Law of the State of Delaware. Pursuant to Section 103 of the General Corporation Law of the State of Delaware, this Certificate of Amendment to the Restated Certificate of Incorporation shall not be effective until 12:01 a.m. Delaware time on August 4, 1999.

3. The Corporation's Restated Certificate of Incorporation is hereby amended by striking the first paragraph of Article FOURTH in its entirety and substituting therefore the following paragraph:

          FOURTH: CAPITALIZATION. The total number of shares of capital stock which the Corporation shall have authority to issue is 130,000,179 shares, divided into two classes. The total authorized number of shares of common stock is 100,000,179, consisting of 100,000,000 shares of Class A Common Stock, par value $0.01 ("Common Stock"), and 179 shares of Class B Common Stock, par value $1.00 ("Class B Common Stock"). The total authorized number of shares of preferred stock ("Preferred Stock") is 30,000,000 shares, par value $.01 per share.

4. The Corporation's Restated Certificate of Incorporation is hereby amended to insert a new third paragraph of Article FOURTH, directly before the current third paragraph of Article FOURTH, to read in its entirety as follows:

          The number of shares of each of the designated series of Preferred Stock shall be as follows: 346,663 shares are designated Series A Convertible Preferred Stock ("Series A Preferred Stock"), 2,127,251 shares are designated Series B Convertible Preferred Stock ("Series B Preferred Stock"), 2,830,188 shares are designated Series C Convertible Preferred

Stock ("Series C Preferred Stock") and 2,610,264 shares are designated Series D Convertible Preferred Stock ("Series D Preferred Stock").

5. The Corporation's Restated Certificate of Incorporation is hereby amended to add a new Section 4.3.8. to read in its entirety as follows:

          4.3.8. CONVERTED OR OTHERWISE ACQUIRED SHARES. Any share of Series A Preferred Stock that is converted under Section 4.3.4 or otherwise acquired by the Corporation shall not be reissued as a share of such series (and such reissuance as a share of such series is prohibited), but shall instead, upon its retirement and the filing of a proper certificate pursuant to Section 243 of the Delaware General Corporation Law, become a share, undesignated as to series, of the Corporation's class of Preferred Stock.

6. The Corporation's Restated Certificate of Incorporation is hereby amended by striking Section 4.4.6. and substituting therefore the following
     Section 4.4.6:

          4.4.6. CONVERTED OR OTHERWISE ACQUIRED SHARES. Any share of Series B Preferred Stock that is converted under Section 4.4.2 or otherwise acquired by the Corporation shall not be reissued as a share of such series (and such reissuance as a share of such series is prohibited), but shall instead, upon its retirement and the filing of a proper certificate pursuant to Section 243 of the Delaware General Corporation Law, become a share, undesignated as to series, of the Corporation's class of Preferred Stock.

7. The Corporation's Restated Certificate of Incorporation is hereby amended by striking Section 4.5.6 and substituting therefore the following
     Section 4.5.6:

          4.5.6. CONVERTED, REDEEMED OR OTHERWISE ACQUIRED SHARES. Any share of Series C Preferred Stock that is converted under Section 4.5.2 or otherwise acquired by the Corporation shall not be reissued as a share of such series (and such reissuance as a share of such series is prohibited), but shall instead, upon its retirement and the filing of a proper certificate pursuant to Section 243 of the Delaware General Corporation Law, become a share, undesignated as to series, of the Corporation's class of Preferred Stock.

8. Section 4.6.2(b)(ii) of the Corporation's Restated Certificate of Incorporation is hereby amended by deleting the phrase "multiplied by the total number of shares of Common Stock" so that the Section reads as follows:

               (ii) the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (the "IPO"); provided that if the price to the public in the IPO is less than $16.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events), each share of Series D Preferred Stock shall be converted into shares of Common Stock at the greater of (i) the number of shares of Common Stock such shares of Series D Preferred Stock can be converted into at the Conversion Price or (ii) the number of shares of Common Stock (including fractional shares expressed to four decimal places) that when multiplied by the greater of the price to the public in the IPO and $10.60 equals the Return Amount.

9. The Corporation's Restated Certificate of Incorporation is hereby amended by striking Section 4.6.6(d) and substituting therefore the following Section 4.6.6(d):

          (d) Any share of Series D Preferred Stock that is redeemed, or is converted under Section 4.6.2 or otherwise acquired by the Corporation, shall not be reissued as a share of such series (and such reissuance as a share of such series is prohibited), but shall instead, upon its retirement and the filing of a proper certificate pursuant to Section 243 of the Delaware General Corporation Law, become a share, undesignated as to series, of the Corporation's class of Preferred Stock.

10. The Corporation's Restated Certificate of Incorporation is hereby amended by striking Article FIFTH and substituting therefore the following Article FIFTH:

          FIFTH: BY-LAWS. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to the vote of directors otherwise required herein.

11. The Corporation's Restated Certificate of Incorporation is hereby amended by striking Article SIXTH in its entirety and substituting therefore the following Article SIXTH:

          SIXTH: DIRECTORS; NO STOCKHOLDER ACTION BY WRITTEN CONSENT, ETC. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

          Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a


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


resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

12. The Corporation's Restated Certificate of Incorporation is hereby amended by striking Article SEVENTH and substituting therefore the following Article SEVENTH:

          SEVENTH: CLASSIFIED BOARD. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders following the effectiveness of this Article, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders following the effectiveness of this Article and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders following the effectiveness of this Article. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

          Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

          Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

          Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

13. The Corporation's Restated Certificate of Incorporation is hereby amended by striking Article EIGHTH and substituting therefore the following Article EIGHTH:


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


          EIGHTH: AMENDMENT TO BY-LAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

14. The Corporation's Restated Certificate of Incorporation is hereby amended by adding a new Article NINTH to read in its entirety as follows:

          NINTH: AMENDMENTS TO CERTIFICATE. The Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, or Articles FIFTH, SIXTH, SEVENTH, EIGHTH, TENTH or ELEVENTH or to adopt an agreement of merger or consolidation or to approve the sale, lease, exchange or other disposition of all or substantially all of the Corporation's property and assets; provided that on and after July 31, 2003, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt an agreement of merger or consolidation or to approve the sale, lease, exchange or other disposition of all or substantially all of the Corporation's property and assets.

15. The previous Article SEVENTH of the Corporation's Restated Certificate of Incorporation is hereby renumbered as Article TENTH and reads in its entirety as follows:

          TENTH: LIABILITY. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, as the same may be interpreted or amended from time to time, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's


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


duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

16. The previous Article EIGHTH of the Corporation's Restated Certificate of Incorporation is hereby renumbered as Article ELEVENTH and reads in its entirety as follows:

          ELEVENTH: INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

          11.1 INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnities in connection therewith; provided, however, that, except as provided in Section 11.3 of this Article ELEVENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnities in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          11.2 RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 11.1 of this Article ELEVENTH shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 11.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 11.1 and 11.2 of this Article ELEVENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          11.3 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Sections 11.1 or 11.2 of this Article ELEVENTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article ELEVENTH or otherwise shall be on the Corporation.

          11.4 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          11.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          11.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed in its corporate name by its Senior Vice President, General Counsel and Secretary this 30th day of July, 1999.

                                        /s/  Jane Kober
                                        ----------------------------------------
                                        Name:  Jane Kober
                                        Title: Senior Vice President, General
                                                 Counsel and Secretary